INSTRUCTIONS FOR WITHDRAWAL
                                       OF
            PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST
                                       IN
                      FOX STRATEGIC HOUSING INCOME PARTNERS

Please note that you may only withdraw Units tendered in an outstanding Offer. Any Units tendered in prior Offers and paid for may not be withdrawn.

1. DELIVERY OF NOTICE OF WITHDRAWAL. If you are withdrawing Units previously tendered pursuant to the offer made on May 3, 1999 (the "Madison Offer") by Madison Liquidity Investors ("Madison") please complete, execute, detach and send the attached "Notice of Withdrawal of Previously Tendered Units" of Fox Strategic Housing Income Partners. ("Notice of Withdrawal"), to:

                           Madison Liquidity Investors
                             463 South Ulster Street
                                    Suite 800
                             Denver, Colorado 80237
                            Telephone: (303) 858-0000

Madison must receive the Notice of Withdrawal prior to June 11, 1999, the Expiration Date set forth in the Madison Offer, unless extended. Receipt of the facsimile transmission of the Notice of Withdrawal should be confirmed by telephone at the number set forth above. Copies of all Notice of Withdrawals should be sent or transmitted to River Oaks Partnership Services, Inc. at P.O. Box 2065, S. Hackensack, N.J. 07606-2065 (if by mail), 111 Commerce Road, Carlstadt, N.J. 07072, Attn.: Reorganization Dept. (if by overnight courier) or fax it to 201896-0910


2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, all such additional information should be listed on a separate schedule and attached as part of the Notice of Withdrawal.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Agreement of Assignment and Transfer relating to the Madison Offer, in the same manner as such Agreement of Assignment and Transfer was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Madison Offer are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. If the signature was guaranteed on the Agreement of Assignment and Transfer, then it must be guaranteed on the Notice of Withdrawal.

                    NOTICE OF WITHDRAWALofPreviously Tendered
                      UNITS OF LIMITED PARTNERSHIP INTEREST
                                       of
                      FOX STRATEGIC HOUSING INCOME PARTNERS

                         TO: Madison Liquidity Investors
                             4643 South Ulster Street
                             Suite 800
                             Denver, Colorado   80237
                             Telephone: (303) 858-0000



Gentlemen:

         The following units of limited partnership interest (the "Units") of Fox Strategic Housing Income Partners. (the "Partnership") previously tendered to Madison Liquidity Investors ("Madison") are hereby withdrawn. A failure to complete the Section "Number of Units Tendered" shall be deemed to indicate the intent of the undersigned that all Units tendered to Madison are hereby withdrawn.

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                        DESCRIPTION OF UNIT(S) WITHDRAWN
                                      AND
                         SIGNATURES OF LIMITED PARTNERS

All registered holders of limited partnership units must sign exactly as name(s) appear(s) on the Partnership records. See Instruction 3.

NUMBER OF UNITS WITHDRAWN ______ (if all Units, you may leave blank)


    X ________________________________          X ______________________________
      (Signature of Owner)                        (Signature of Joint Owner)

      Name and Capacity (if other than individuals): ___________________________

      Title: ___________________________________________________________________

     Address: __________________________________________________________________

     ___________________________________________________________________________
    (City)                       (State)                         (Zip)

    Area Code and Telephone No. (Day): _________________________________________

                                (Evening): _____________________________________

================================================================================

                        Signature Guarantee (If Required)
                               (See Instruction 4)


    Name and Address of Eligible Institution: __________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________

    Authorized Signature: X ____________________________________________________

    Name: ______________________________________________________________________

    Title: ___________________________________         Date: ___________________